EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 12, 2005 relating to the financial statements of BioSource Fuels, LLC, appearing in the Nova Oil, Inc’s Form 8-K for the period ending March 31, 2006.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
June 1, 2006